EXHIBIT 23.1






                                   [Letter Head of McGovern, Hurley, Cunningham]






                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 17, 2000 (except as to note 17 which is dated as April 7, 2000) in (i) the Registration Statement on Form S-3, Registration No. 333-70763, filed by Altair International Inc. with the Securities and Exchange Commission (the "Commission"), (ii) the Registration Statement on Form S-8 filed by Altair International Inc. with the Commission on July 11, 1997, and (iii) the Registration Statement on Form S-8 filed by Altair International Inc. with the Commission on September 29, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus or Disclosure Document, as applicable, which is a part of each such Registration Statement.

                                        By:/s/McGovern, Hurley, Cunningham
                                        ----------------------------------
                                        McGovern, Hurley, Cunningham
                                        Chartered Accountants

North York, Canada
April 7, 2000